Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Form S-8 of our report dated March 18, 2003, on our audits of the consolidated balance sheet as of December 31, 2002, and related statements of operations, changes in shareholders' equity and cash flows for U.S. Gold Corporation for the years ended December 31, 2001 and 2002, which report is included in the Annual Report on Form 10-KSB/A-2.



/s/ Stark Winter Schenkein & Co., LLP




January 21, 2004
Denver, Colorado